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Exhibit 10.45

EMPLOYMENT AGREEMENT

        THIS AGREEMENT is made as of the 18th day of July, 2002 by and between The Coca-Cola Company, a corporation organized and existing under the laws of the State of Delaware, in the United States of America (the "Company") with its principal office at One Coca-Cola Plaza NW, Atlanta, Georgia 30313, and Alex Cummings (hereinafter called "Employee").

        WHEREAS, the Company is engaged in the business of manufacturing, marketing and selling non-alcoholic beverages globally; and

        WHEREAS, the Company wishes to assure itself of the availability of the advice and services of Employee as a member of the Executive Committee to set business strategy and policies and to that end desires to enter into a contract of employment upon the terms and conditions set forth herein; and

        WHEREAS, Employee desires to enter into such contract of employment;

        NOW, THEREFORE, in consideration of the premises and the mutual covenants herein set forth, the parties hereto agree as follows:

1.
SERVICES OF EMPLOYEE

        The Company hereby employs Employee during the Employment Period, as hereinafter defined, as a member of the Executive Committee to perform the duties set forth for a member of the Executive Committee to include decisions regarding the following: pricing, marketing, resource allocation, new products, technology, quality assurance, manufacturing, human resources and business structure and opportunities, and Employee hereby accepts such employment by the Company, all on and subject to the terms and conditions contained in this Agreement.

2.
HOURS AND PLACES OF EMPLOYMENT

        Employee's duties will be performed primarily in the United States of America. Employee may be required to travel on the Company's business to such places as are necessary for the proper performance of his duties, provided that this Agreement is entered into on the express condition that Employee shall not perform any duties whatsoever under this Agreement in the United Kingdom of Great Britain and Northern Ireland. The Company shall have the right to require Employee to devote 20% of his available time after vacation and public holidays to the performance of his duties under this agreement.

3.
EMPLOYMENT PERIOD

        The term of Employee's employment under this Agreement (the "Employment Period") began on July 18, 2002 and shall continue for an indefinite period after that date; provided, however, that the Employment Period may be terminated for any reason by either party giving to the other not less than 90 days written notice (as set out below in paragraph 6), such notice to expire at any time.

4.
REMUNERATION OF EMPLOYEE

        The full and complete remuneration of Employee with respect to his employment under this Agreement shall be nil until such time as his compensation is reviewed by the Compensation Committee of the Board of Directors, and thereafter as determined from time to time by the Compensation Committee of the Board of Directors. Such amounts will be subject to tax equalization adjustments as may be applicable to Employee from time to time in accordance with the Company's policies and procedures for the tax equalization of employee remuneration. It shall be the responsibility of Employee to report and to account to the appropriate tax authorities in respect of all personal tax liabilities of Employee.

5.
EXPENSES

        Employee is authorized to incur reasonable expenses on behalf of the Company in connection with his duties under this Agreement, on a basis consistent with the Company's policy, including expenses for travel to and from the United States, entertainment and other business activities. The Company will pay or reimburse to Employee the amount of such expenses upon presentation to the Company within a reasonable time of an itemized account of such expenses, together with such vouchers or receipts for individual expense items as the Company may from time to time require under its established policies and procedures.

6.
CONFIDENTIAL INFORMATION

        Employee will keep in confidence and will not publish, use or disclose to others, without the prior written consent of the Company, any Trade Secrets or other confidential information related to the Company or the Company's business. As used herein, the phrase "Trade Secret" is to be considered as used in accordance with the definition of Trade Secret found under Georgia law in effect at the time of the execution of this Agreement. Without limiting this definition, and for information purposes only, a Trade Secret is the whole or any portion of any technical or non-technical information, including a formula, pattern, compilation, program, device, method, technique, drawing, process, financial data, financial plan, product plan or customer or supplier information that is actually or potentially valuable because it is not generally known to others and that is subject to reasonable efforts by the Company to maintain its secrecy. Upon leaving the employ of the Company, Employee shall not take with him any written, printed or electronically stored Trade Secret, or other confidential information or any other property of the Company obtained by Employee as the result of his employment, or any reproductions thereof. All such Company property and all copies thereof shall be surrendered by Employee to the Company on his termination or at any time on request by the Company. Employee understands and agrees that five (5) years after his termination date, his obligation not to use, publish or disclose confidential information of the Company will cease. Employee understands and agrees that his obligation not to use, publish or disclose any Trade Secret of the Company has no time limitation.

7.
NOTICES

        All notices, demands or other communications hereunder shall be given or made in writing and shall be delivered personally or sent by prepaid certified or registered airmail, with return receipt requested, addressed to the other party at the address set forth at the head of this Agreement or at such other address as may have been furnished by such other party in writing. Any notice, demand or other communication given or made by mail in the manner prescribed in this paragraph shall be deemed to have been received five (5) days after the date of mailing.

8.
ADDITIONAL ACTION

        Each of the parties to this Agreement shall execute and deliver such other documents and do such other acts and things as may be necessary or desirable to carry out the terms, provisions and purposes of this Agreement.

9.
GOVERNING LAW

        This Agreement and the relationships of the parties in connection with the subject matter of this Agreement shall be governed by and determined in accordance with the laws of the state of Georgia, in the United States of America.

10.
ASSIGNMENT BY THE COMPANY

        This Agreement shall be binding upon and shall inure to the benefit of the Company and any successor of the Company, and any such successor shall be deemed substituted for the Company under the provisions of this Agreement. For the purposes of this Agreement, the term "successor" shall mean any person, firm, corporation or other business entity which, at any time, whether by merger, acquisition or otherwise, acquires all or substantially all of the assets or business of the Company.

11.
ASSIGNMENT BY EMPLOYEE

        This Agreement shall be binding upon and shall inure to the benefit of Employee, his legal representatives and assigns, except that Employee's obligations to perform services under this Agreement are personal and are expressly declared to be non-assignable and nontransferable by him without the consent in writing of the Company.

12.
ENFORCEMENT

        The failure to enforce at any time any of the provisions of this Agreement or to require at any time performance by the other party of any of the provisions hereof shall in no way be construed to be a waiver of such provisions or to affect either the validity of this Agreement (or any part hereof), or the right of either party thereafter to enforce each and every provision in accordance with the terms of this Agreement.

13.
AMENDMENTS

        No modification, amendment or waiver of any of the provisions of this Agreement shall be effective unless made in writing and signed by both parties.

14.
SEVERABILITY

        If any severable provision of this Agreement is held to be invalid or unenforceable by any judgment of a tribunal of competent jurisdiction, the remainder of this Agreement shall not be affected by such judgment, and the Agreement shall be carried out as nearly as possible according to its original terms and intent.

15.
ENTIRE AGREEMENT

        This Agreement constitutes the entire agreement of the parties hereto with respect to Employee's employment by the Company and his remuneration therefor. The Coca-Cola Export Corporation and the Employee have entered into an employment agreement under which the employee is assigned to the Company's registered office in the UK and under which the employee will undertake duties principally on the African continent. The parties hereto expressly agree that the Employment Period set forth in paragraph 3 of this Agreement shall not be terminated or affected in any way, and Employee's remuneration under this Agreement shall not be changed, by the termination for any reason whatsoever of Employee's employment under such employment agreement, the intent being that each employment shall be separate from, and independent of, the other.

        IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by a duly authorized officer and Employee has hereunto set his hand as of the day and year first above written.

THE COCA-COLA COMPANY
BY:	/s/ BRIAN G. DYSON Brian G. Dyson
BY:	/s/ ALEX CUMMINGS Alex Cummings

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EMPLOYMENT AGREEMENT